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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Johnson Outdoors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JOHNSON OUTDOORS INC.

555 MAIN STREET

RACINE, WISCONSIN 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 28, 2008

To the Shareholders of

JOHNSON OUTDOORS, INC.:

The annual meeting of Shareholders of Johnson Outdoors Inc. will be held on Thursday, February 28, 2008 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, for the following purposes:

1.	To elect six directors to serve for the ensuing year.

2.	To consider and act upon a proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan (the “Cash Bonus Plan”).

3.	To ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 3, 2008.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on Tuesday, January 15, 2008 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Holders of Class A common stock, voting as a separate class, are entitled to elect two directors and holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors. The holders of Class A common stock and Class B common stock, voting as a single class, are entitled to vote on the proposals to amend and restate the Cash Bonus Plan and to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

All shareholders of record are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

By Order of the Board of Directors

Alisa Swire
Secretary

Racine, Wisconsin

January 28, 2008

JOHNSON OUTDOORS INC.

555 Main Street

Racine, Wisconsin 53403

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held February 28, 2008

This Proxy Statement, which is first being mailed on or about January 28, 2008 to shareholders of record as of the close of business on January 15, 2008, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Outdoors Inc. (the “Company”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 28, 2008 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, and at any adjournment or postponement thereof (the “Annual Meeting”).

You may vote by attending the Annual Meeting and voting in person by ballot, by completing the enclosed proxy card and then signing, dating and returning it in the postage pre-paid envelope provided or by completing your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet. Submitting a proxy now will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held of record in “street name” by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If you submit a proxy without giving voting instructions, the persons named as proxies on the proxy card will vote your shares (1) FOR the election of the directors named in this Proxy Statement, (2) FOR approval to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan (the “Cash Bonus Plan”) and (3) FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2008.

As of the date of this Proxy Statement, the Company does not expect a vote to be taken on any matters at the Annual Meeting other than the proposals set forth in the Notice of Annual Meeting of Shareholders. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place. The individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.

If you hold shares of the Company’s common stock as a participant in the Company’s 401(k) Retirement and Savings Plan, the trustee for the Retirement and Savings Plan will vote the shares you hold through the plan as you direct. The Company will provide plan participants who hold Company common stock through the plan with forms on which participants may communicate their voting instructions. If voting directions are not received for shares held in the Retirement and Savings Plan, those shares will be voted as in proportion to the sum of all voted shares.

You may revoke your proxy at any time before it is actually voted by giving notice in writing to the Secretary of the Company, by requesting a ballot at the Annual Meeting and voting in person or by submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian. If a shareholder properly signs and returns the proxy card but does not specify how to vote, then the shareholder’s shares will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of the proposal to amend and restate the Cash Bonus Plan and in FAVOR of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the shareholder must bear.

The record date for shareholders entitled to notice of and to vote at the Annual Meeting is January 15, 2008. On the record date, the Company had outstanding and entitled to vote 1,217,409 shares of Class A common stock and 7,989,049 shares of Class B common stock. Holders of Class A common stock, voting as a separate class, elect two directors and are entitled to one vote per share for directors designated to be elected by holders of Class A common stock. Holders of Class B common stock elect the remaining directors and are entitled to one vote per share for directors designated to be elected by holders of Class B common stock. Holders of Class A common stock and Class B common stock voting together as a single voting group are entitled to vote on the proposals to amend and restate the Cash Bonus Plan and to ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. The holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share on these two proposals.

ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company’s Articles of Incorporation provide that holders of Class A common stock have the right to elect 25% or the next highest whole number of the authorized number of directors and the holders of Class B common stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A common stock will be entitled to elect two directors and holders of Class B common stock will be entitled to elect four directors. Terry E. London and John M. Fahey, Jr. (the “Class A Directors”) are the nominees designated to be voted on by the holders of Class A common stock, and Helen P. Johnson-Leipold, Thomas F. Pyle, Jr., Edward F. Lang and W. Lee McCollum (the “Class B Directors”) are the nominees designated to be voted on by the holders of Class B common stock.

Proxies received from holders of Class A common stock will, unless otherwise directed, be voted for the Class A Directors and proxies received from holders of Class B common stock will, unless otherwise directed, be voted for the Class B Directors. Proxies of holders of Class A common stock cannot be voted for more than two persons and proxies of holders of Class B common stock cannot be voted for more than four persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A common stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B common stock, in each case assuming a quorum is present at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the meeting by such class. Consequently, the six directors receiving the most votes, taking into account the Company’s two class voting structure, will be elected.

Listed below are the nominees of the Board of Directors for election at the Annual Meeting. Each of the nominees is presently a director of the Company. The Company anticipates that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors).

Name	Age	Business Experience During Last Five Years	Director Since

Class A Directors

Terry E. London	58	President of London Broadcasting Company, Inc., a media company, since October 2007. President of London Partners LLC, a private investment firm, from September 2001 until October 2007. Managing Partner of 41 Entertainment LP, a television production company, since May 2004. Director of Pier 1 Imports, Inc.	1999

John M. Fahey, Jr.	56	President and Chief Executive Officer and Chairman of the Executive Committee of the Board of Trustees of the National Geographic Society, a nonprofit scientific and educational organization, since March 1998. Director of Exclusive Resorts.	2001

Class B Directors

Helen P. Johnson-Leipold	52	Chairman and Chief Executive Officer of the Company since March 1999. Chairman and Director of Johnson Financial Group. Director of S.C. Johnson & Son, Inc. (manufacturer of household consumer products) and JohnsonDiversey, Inc.	1994

Thomas F. Pyle, Jr.	66	Vice Chairman of the Board of the Company since October 1997. Chairman of The Pyle Group, a financial services and investments firm, since September 1996. Director of Sub Zero Corporation.	1987

W. Lee McCollum	58	Executive Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. since January 2006. Senior Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. from 1997 until January 2006. Director of Johnson Financial Group and Sigma-Aldrich Corporation.	2005

Edward F. Lang	45	President of Business Operations and Alternate Governor of the Nashville Predators (the “Predators”), a National Hockey League team, since December 2007. Executive Vice President of Finance and Administration and Chief Financial Officer of the Predators from July 2003 until December 2007. Senior Vice President and Chief Financial Officer of the Predators from June 1997 until June 2003. Director of Nashville’s Adventure Science Center, Make-A-Wish Foundation of Middle Tennessee, Nashville Predators Foundation and Nashville Downtown Partnership.	2006

DIRECTOR’S MEETINGS AND COMMITTEES

Meetings and Attendance

The Board of Directors has standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. During the year ended September 28, 2007 (“fiscal 2007”), there were 8 meetings of the Board of Directors, 8 meetings of the Audit Committee, 6 meetings of the Compensation Committee and 4 meetings of the Nominating and Corporate Governance Committee. Each director attended at least 75% of the aggregate number of (i) meetings of the Board of Directors held during the period for which he or she was a director during fiscal 2007 and (ii) meetings of the committees on which the director served during fiscal 2007.

Executive sessions or meetings of outside (non-management) directors without management present are held regularly for a general discussion of relevant subjects. In fiscal 2007, the outside directors met in executive sessions at least two times in accordance with the requirements of the NASDAQ Stock Market.

Committees

Executive Committee. The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and in discharging the Board of Director’s responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. Present members of the Executive Committee are Ms. Johnson-Leipold and Mr. Pyle.

Audit Committee. The Audit Committee presently consists of Messrs. London (Chairman), Pyle and Fahey. The Audit Committee’s primary duties and responsibilities are to: (1) appoint the Company’s independent registered public accounting firm and determine their compensation; (2) serve as an independent and objective party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures; (3) review, evaluate and oversee the audit efforts of the Company’s independent registered public accounting firm and internal auditors; (4) provide an open avenue of communication among the independent registered public accounting firm, management, the internal auditors, and the Board of Directors; and (5) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears on pages 8 and 9.

Compensation Committee. The Compensation Committee presently consists of Messrs. Pyle (Chairman), Fahey and London. The Compensation Committee discharges the responsibilities of the Board of Directors relating to the compensation programs and compensation of the Company’s directors, officers and, at the option of the Committee, other managerial personnel of the Company and its subsidiaries, including, without limitation, fixing the cash compensation of such persons, establishing and administering compensation and benefit plans for such persons and determining awards thereunder. Generally, the Compensation Committee also administers all equity-based plans, such as stock option and restricted stock plans in accordance with the terms of such plans.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee presently consists of Messrs. Fahey (Chairman), London and Pyle. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in fulfilling its responsibilities by: (1) identifying individuals qualified to become directors and recommending to the

Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; (2) identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors; and (3) taking a leadership role in shaping the corporate governance of the Company.

CORPORATE GOVERNANCE MATTERS

The Company is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and its shareholders. The Board of Directors has adopted Corporate Governance Guidelines which the Company has published on its website at www.johnsonoutdoors.com.

Director Independence

The Board of Directors has determined that the Company is a “Controlled Company,” as defined in NASDAQ Stock Market Rule 4350(c)(5). The Board has based this determination on the fact that Helen P. Johnson-Leipold is deemed to be the beneficial owner of more than 50% of the voting power of the Company. The Company therefore is exempt from certain independence requirements of the NASDAQ Stock Market rules, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirement to maintain a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors. Notwithstanding such exemption, the Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based upon this review, of the six nominees, the Board of Directors has determined that each of the following directors was independent under the NASDAQ listing standards:

John M. Fahey, Jr.

Terry E. London

Thomas F. Pyle, Jr.

The Board of Directors determined that each of Ms. Johnson-Leipold, Mr. McCollum and Mr. Lang were not independent in accordance with such standards. Ms. Johnson-Leipold was not independent because she is an executive officer of the Company. Mr. McCollum is not independent because he is an executive officer of S.C. Johnson & Son, Inc., a company controlled by members of Ms. Johnson-Leipold’s family. Mr. Lang is not independent based on consideration of a number of subjective factors.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. Based upon the review described under “Corporate Governance Matters – Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee, including the following information: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock (of each class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the common stock (regardless of class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Bylaws. Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not more than 90 days prior to the date of the annual meeting and not later than the close of business on the later of (i) the 60th day prior to the annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee of the Board of Directors seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Nominating and Corporate Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Nominating and Corporate Governance Committee believes that the following specific qualities and skills are necessary for all directors to possess:

•	A director should be highly accomplished in his or her respective field, with superior credentials and recognition.

•	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

•	A director should have demonstrated the ability to work well with others.

Charters of Committees

The Board of Directors has adopted, and may amend from time to time, a written charter for each of the Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company maintains a website at www.johnsonoutdoors.com. The Company makes available on its website, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

Communications between Shareholders and the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at Johnson Outdoors Inc., care of the Board of Directors (or, at the shareholder’s option, care of a specific director), 555 Main Street, Suite 342, Racine, Wisconsin 53403. Subject to the conditions described below, the Secretary will ensure that this communication (assuming it is properly marked care of the Board of Directors or care of a specific director) is delivered to the Board of Directors or the specified director, as the case may be. Each such communication should indicate that the sender is a shareholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board of Directors as a whole.

All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors or the individual directors on an as needed basis unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or its business or communications that relate to improper or irrelevant topics. The Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about the Company or where it is a stock-related matter.

Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All of the incumbent directors serving as a director at the time of the meeting attended the Company’s Annual Meeting of Shareholders occurring on March 1, 2007.

Employee Code of Conduct and Code of Ethics and Procedures for Reporting of Accounting Concerns

The Company has adopted an Employee Code of Business Conduct (the “Code of Conduct”). The Company requires all directors, officers and employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires the Company’s directors, officers and employees to avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. The Company has placed a copy of the Code of Conduct on its website located at www.johnsonoutdoors.com. In addition, all directors, officers and salaried employees are required to complete compliance training on the Code of Conduct and certain other subjects on an annual basis.

The Company also adopted a Code of Ethics for Chief Executive Officer and Senior Financial and Accounting Officers (the “Code of Ethics”), which governs the conduct of the Company’s Chief Executive Officer, Chief Financial Officer and its other senior financial officers and executives. The Code of Ethics supplements the Code of Conduct and is intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest; full, fair, accurate, timely and understandable disclosure in the Company’s public documents; compliance with applicable laws and regulations; the prompt reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics. The Company has placed a copy of the Code of Ethics on its website located at www.johnsonoutdoors.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

Further, the Company has established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide protections to employees who report Company misconduct.

Assessing the Performance of the Board and Individual Directors

The Nominating and Corporate Governance Committee is responsible to report annually to the Board of Directors regarding the Committee’s assessment and evaluation of the performance of the Board as a whole, as well as individual members of the Board. This report and assessment is discussed with the full Board and includes specific review and performance areas in which the Board believes a better contribution could be made. The purpose of this assessment and evaluation is to increase the effectiveness of the Board as a whole and not necessarily to focus on individual Board members.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described under “Corporate Governance Matters – Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent under the applicable standards and rules of the NASDAQ Stock Market and the SEC. The duties and responsibilities of the Company’s Audit Committee are set forth in the Audit Committee Charter.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and the effectiveness of internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee has:

•

reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 28, 2007, with the Company’s management and with the Company’s independent registered public accounting firm;

•

discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61, as modified or supplemented (Codification for Statements on Auditing Standards); and

•

received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and has discussed with its independent registered public accounting firm its independence.

Based upon the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 28, 2007 for filing with the SEC.

The Audit Committee of the Board of Directors

Terry E. London, Chairman

Thomas F. Pyle, Jr.

John M. Fahey, Jr.

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Terry E. London, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company was billed for audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP, during fiscal 2007 and 2006:

Service Type	2007	2006
Audit Fees (1)	$1,197,250	$1,245,395
Tax Fees (2)	—	25,909
Total Fees Billed	$1,197,250	$1,271,304

(1)

Includes fees for: professional services rendered in connection with the audit of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting for the fiscal years ended September 28, 2007 and September 29, 2006; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during such fiscal years; and consents and assistance with documents filed by the Company with the SEC.

(2)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in the U.S.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Ernst & Young LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent registered public accounting firm. These non-audit services are evaluated by the Audit Committee taking into account scope, fees, and applicable laws and regulations (including SEC rules) related to the independence of the independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Company’s independent registered public accounting firm to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information at January 1, 2008 regarding the beneficial ownership of each class of Company common stock by each director (including each incumbent and nominee director), each person known by the Company to own beneficially more than 5% of either class of the Company’s common stock (including any “group” as set forth in Section 13(d)(3) of the Exchange Act), each of the officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”), and all directors and current executive officers as a group based upon information furnished by such persons.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes, the persons listed below have sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of January 1, 2008 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 7,989,049 shares of Class A common stock and 1,217,409 shares of Class B common stock outstanding as of January 1, 2008.

	Class A Common Stock(1)			Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding	Number of Shares		Percentage of Class Outstanding
Johnson Bank	2,716,135	(2)	34.0%	42,830	(2)	3.5%
555 Main Street
Racine, Wisconsin 53403

Helen P. Johnson-Leipold	1,351,494	(3)	16.6%	1,168,366	(3)	96.0%
555 Main Street
Racine, Wisconsin 53403

Dr. H. Fisk Johnson	929,461	(4)	11.6%	–		–
555 Main Street
Racine, Wisconsin 53403

TowerView LLC	830,000	(5)	10.4%	–		–
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

Dimensional Fund Advisors Inc.	646,031	(6)	8.1%	–		–
1299 Ocean Avenue
Santa Monica, CA 90401

D.B. Zwirn & Co., L.P.	477,634	(7)	6.0%	–		–
745 Fifth Avenue, 18th Floor
New York, NY 10151

Steel Partners II, L.P.	449,914	(8)	5.6%	–		–
590 Madison Avenue, 32 Floor
New York, NY 10022

Thomas F. Pyle, Jr.	38,804	(9)	*	–		–

John M. Fahey, Jr.	28,151	(10)	*	–		–

Terry E. London	12,278	(11)	*	–		–

David W. Johnson	9,205		*	–		–

	Class A Common Stock(1)			Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding	Number of Shares	Percentage of Class Outstanding
W. Lee McCollum	5,666	(12)	*	–	–

Edward F. Lang	2,774		*	–	–

All directors and current executive officers as a group (7 persons)	1,450,508		17.7%	1,168,366	96.0%

* The amount shown is less than 1% of the outstanding shares of such class.

(1)

Shares of Class B common stock (“Class B Shares”) are convertible on a share-for-share basis into shares of Class A common stock (“Class A Shares”) at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table do not include Class A Shares which may be acquired upon the conversion of Class B Shares.

(2)

Johnson Bank reports sole voting and investment power with respect to 562,365 Class A Shares and 21,722 Class B Shares, and shared voting and investment power with respect to 2,153,770 Class A Shares and 21,058 Class B Shares. Of the 2,153,770 Class A Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 949,873 of these shares and Dr. Johnson also reports beneficial ownership of 527,827 of these shares. Ms. Johnson-Leipold is indirectly the controlling shareholder of Johnson Bank

(3)

Ms. Johnson-Leipold reports shared voting and investment power with respect to all of the Class A Shares (other than with respect to 287,157 Class A Shares). Ms. Johnson-Leipold beneficially owns such Class A Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by certain members of Samuel C. Johnson’s family or related entities (the “Johnson Family”) and as a controlling shareholder, with trusts for the benefit of the Johnson Family, of certain corporations. Of the 1,064,337 Class A shares for which Ms. Johnson-Leipold reports shared voting and investment power, Johnson Bank also reports beneficial ownership of 949,873 of these shares and Dr. Johnson also reports beneficial ownership of 29,308 of these shares. Ms. Johnson-Leipold reports sole voting and investment power with respect to 1,168,366 Class B Shares directly held by the Johnson Outdoors Inc. Class B Common Stock Voting Trust, of which she is voting trustee. The 287,157 Class A Shares for which Ms. Johnson-Leipold reports sole voting and investment power include options to acquire 175,000 Class A Shares, 73,010 shares of restricted stock and 4,099 Class A Shares held by the Johnson Outdoors 401(k) Retirement and Savings Plan, over which Ms. Johnson-Leipold has sole voting power.

(4)

Dr. Johnson reports sole voting and investment power with respect to 401,634 Class A Shares, which he holds directly, as the sole trustee of the Herbert F. Johnson Distributing Trust and the HFJ Foundation Trust and as the controlling shareholder of S.C. Johnson & Son, Inc. Dr. Johnson reports shared voting and investment power with respect to 527,827 Class A Shares, which are held either by the Dr. Johnson’s revocable trusts or by certain partnerships or corporations in which Dr. Johnson or his revocable trust are general partners or shareholders. Of these 527,827 Class A Shares, all are also reported as beneficially owned by Johnson Bank and 29,308 are also reported as beneficially owned by Ms. Johnson-Leipold.

(5)

The information is based on a report on a Form 13F, filed October 22, 2007, by TowerView LLC with the Securities and Exchange Commission reporting its beneficial ownership as of September 30, 2007. TowerView reported sole voting and investment power with respect to the Class A Shares.

(6)

The information is based on a Schedule F, dated September 30, 2007, filed by Dimensional Fund Advisors LP, a registered investment advisor (“Dimensional”), with the Securities and Exchange Commission reporting its beneficial ownership as of September 30, 2007. Dimensional reported sole voting and sole investment power with respect to all 646,031 of the reported shares. Dimensional disclaims beneficial ownership of all of the reported shares, which are owned by advisory clients of Dimensional.

(7)

The information is based on a Schedule 13F dated September 30, 2007 filed by D.B. Zwirn & Co., L.P. and certain of its affiliates (“Zwirn”) with the Securities and Exchange Commission. Zwirn reported that as of September 30, 2007 it beneficially owned 477,634 Class A Shares with shared voting and investment power over all such shares.

(8)

The information is based on a Schedule 13D/A dated December 28, 2007 filed by Steel Partners II, L.P. and certain of its affiliates (“Steel”) with the Securities and Exchange Commission. Steel reported that as December 28, 2007 it beneficially owned 449,914 Class A Shares with sole voting and investment power over all such shares.

(9)	Includes options to acquire 16,099 Class A Shares, which options are exercisable within 60 days.

(10)	Includes options to acquire 18,879 Class A Shares, which options are exercisable within 60 days.

(11)	Includes options to acquire 4,254 Class A Shares, which options are exercisable within 60 days.

(12)	Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days.

At January 1, 2008, the Johnson Family beneficially owned, 3,722,032 Class A Shares, or approximately 45.6% of the outstanding Class A Shares, and 1,211,196 Class B Shares, or approximately 99.5% of the outstanding Class B Shares.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Company who are not nominees for directors:

Name	Age	Current Position	Other Positions

David W. Johnson	45	Vice President and Chief Financial Officer of the Company since November 2005.

From July 2005 to November 2005, Mr. Johnson served as Interim Chief Financial Officer and Treasurer of the Company. From December 2001 to July 2005, he served as Director of Operations Analysis of the Company. Prior to joining the Company, Mr. Johnson was employed by Procter & Gamble in a series of finance positions with increasing responsibility.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses our compensation policies and decisions for fiscal 2007 and the first part of fiscal 2008 prior to the date of this proxy statement for the two executive officers listed below in the Summary Compensation Table. Throughout this proxy statement, we refer to these two executive officers as our “named executive officers.”

Our Compensation Objectives

The objectives of the Compensation Committee in establishing compensation arrangements for named executive officers are to:

•	attract and retain key executives who are important to our continued success through competitive compensation arrangements; and

•	create compensation packages which provide strong incentives for our long-term success and performance.

We believe we have designed and implemented a compensation program to achieve those objectives based on the following:

•

Each named executive officer receives a base salary which we believe is competitive and fair, and which is targeted at a level that allows us to attract, retain and motivate persons of the highest caliber, and which compensation levels are compared to a peer industry group that we believe is reflective of the labor market from which we compete in recruiting for executive and managerial talent.

•

Our Cash Bonus Plan provides for an annual incentive bonus payment based on the achievement of individual performance objectives and company-wide financial performance objectives over a one year period with meaningful financial growth targets that must be met as a condition to payouts under the plan.

•

A significant portion of total compensation for our named executive officers is contingent on performance. This performance-based compensation includes the annual cash incentive bonuses described above which are tied to short-term performance. Our variable performance-based compensation also includes long term cash incentive bonuses which are dependent on Johnson Outdoors achieving a minimum company-wide financial performance objective (such as a minimum level of net income growth) over a three year fiscal period. Our performance-based long term compensation also includes awards of shares of restricted stock that typically vest on the fifth anniversary of the grant date.

•	The Compensation Committee also has the authority to grant annual discretionary cash bonuses if deemed appropriate based on individual and/or Company performance.

•

Our compensation program is clear and straightforward. Nearly all of the current compensation paid to our named executive officers is based on only three components, base salary, incentive cash bonuses, and grants of shares of restricted stock. We do not currently provide our named executive officers with any supplemental executive retirement plan (SERP) or similar benefits, and our named executive officers receive a modest level of perquisites or other benefits that are not available to all of our employees. “All Other Compensation” reported in the Summary Compensation Table constituted less than 6.7% of “Total Compensation” for our named executive officers in 2007.

Our Compensation Process

Compensation for our named executive officers is evaluated and reviewed by the Compensation Committee of our Board of Directors. Our Compensation Committee consists of three directors each of whom is independent under the applicable standards of the NASDAQ Stock Market. Thomas F. Pyle, Jr. is the Chairman of our Compensation Committee and the other members of the Compensation Committee are John M. Fahey, Jr. and Terry E. London. Additional information regarding our Compensation Committee is disclosed above under “Directors Meetings and Committees – Committees” above.

Many key compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to review performance for the prior year under our Cash Bonus Plan, determine awards under our 2000 Long-Term Stock Incentive Plan and Cash Bonus Plan and set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process, and meets regularly throughout the year for purposes of planning and evaluation. The Compensation Committee held four meetings during fiscal 2007 as well as a meeting in December, 2007 to review performance for fiscal 2007 and to establish awards and performance targets for future fiscal periods. When deliberating on and determining our Chief Executive Officer’s compensation, the Compensation Committee meets in executive sessions (without management present). The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Compensation Committee as well as materials specifically requested by members of the Compensation Committee.

Our management plays a significant role in assisting the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing business performance targets and objectives, recommending salary levels and incentive stock grants (including shares of restricted stock), and providing financial data on Company performance, calculations and reports on achievement of performance objectives, and other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our named executive officers and other key employees, other than the Chief Executive Officer. Members of management who were present during Compensation Committee meetings in fiscal 2007 and fiscal 2008 included the Chief Executive Officer, the Chief Financial Officer, Vice-President, Legal and Business Development, and our Vice President, Human Resources. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that the Company provide the Committee with adequate funding to engage any such advisers. As noted above, our Compensation Committee monitors the operation of our executive compensation program. This monitoring includes a biennial report from independent compensation consultants assessing the effectiveness of our compensation program by comparing our executive compensation to a peer industry group that is reflective of the national labor market from which many companies recruit for executive and managerial talent. The data includes a breakout of a market compensation comparison against our actual base, bonus and long-term incentive levels for each named executive officer to ensure competitive positioning across all the key elements of our total compensation package. Where there are significant gaps identified, the independent consultant would provide recommendations on establishing a compensation plan to address those gaps. This compensation consultant is independent from us and our management. The results of this biennial review are reflected in our current compensation policies and plans. The Compensation Committee expects to continue to engage an independent compensation consultant to review base salaries and other compensation paid to our named executive officers in future periods.

The criteria used by the consultant in selecting peer companies includes:

•	comparable size ($250 million to $1 billion in annual sales);

•	manufacturing companies;

•	consumer product focus;

•	global operations;

•	freestanding U.S. public company; and

•	principal geographic location in the Midwestern United States.

Components of Executive Compensation

For named executive officers, the primary components of total compensation continue to be:

•	base salary;

•	annual cash incentive compensation bonuses and, in some cases, annual discretionary cash bonuses; and

•	long-term incentive compensation in the form of awards of shares of restricted stock and long-term incentive cash bonuses.

We evaluate targeted total compensation levels for our named executive officers as well as how each component fits within the targeted total compensation levels. This evaluation is guided by our compensation objectives described above. A large portion of potential compensation for our named executive officers is performance-based. For performance-based compensation, we utilize both short-term incentive compensation and long-term incentive compensation. Our short-term incentive compensation consists of annual cash incentive bonuses that are tied to both individual performance objectives and Company-wide measures of operating performance. For fiscal 2007, with respect to long-term incentive compensation, we (1) made equity awards in the form of awards of shares of restricted stock that are tied to appreciation in our stock price and that vest on the fifth anniversary after the grant date and (2) awarded incentive-based cash bonus compensation tied to achievement of a Company performance target at the end of a three year period. Our Compensation Committee establishes corporate goals and objectives relevant to the compensation of our named executive officers. The Compensation Committee evaluates the performance of these officers in light of those goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, equity compensation and other benefits of these named executive officers. As described below, for fiscal 2008, our Compensation Committee modified our long-term incentive-based cash bonus compensation. For fiscal 2008 and for future periods we intend to award long-term cash compensation tied to achievement of a Company performance target on a cumulative basis over a rolling three-year period.

Base Salary. Base salary is a key component of executive compensation. In determining base salaries, the Compensation Committee considers the named executive officer’s qualifications and experience, the named executive officer’s responsibilities, the named executive officer’s past performance, the named executive officer’s goals and objectives, and salary levels for comparable positions at peer group companies and other similarly sized companies. We historically have not entered into employment agreements with our named executive officers. Accordingly, base salaries of our named executive officers are reviewed annually by the Compensation Committee and, based upon such review, the Compensation

Committee determines whether any adjustments are necessary. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for our named executive officers are generally positioned to be competitive with comparable positions in a general industry group that is reflective of the national labor market from which many companies recruit for executive and managerial talent. In determining salary adjustments for named executive officers, our Compensation Committee considers various factors, including the individual’s performance and contribution, the average percentage pay level for similar positions and our performance. The Compensation Committee, where appropriate, also considers non-financial performance measures such as improvements in product quality, manufacturing efficiency gains and the enhancement of relations with our customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

Annual Incentive Bonuses. Our named executive officers are eligible to receive annual incentive cash bonuses under our Cash Bonus Plan. Our shareholders most recently approved amendments to this bonus plan at the 2005 Annual Meeting of Shareholders. We are submitting for approval at the Annual Meeting of Shareholders a proposal to amend and restate the Cash Bonus Plan. This proposal is described in more detail below under the section “Approval of Proposal to Amend and Restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.” Our Compensation Committee has discretionary authority to award annual bonuses under this plan. The calculation of annual incentive bonuses under this bonus plan is generally comprised of two elements which are as follows:

•	achievement of individual pre-established objectives; and

•	performance against the achievement of certain Company financial performance measures, which we call the “JVM component.”

The use of individual objectives allows for the establishment of goals that are typically tied to our financial performance and that each participant in the Cash Bonus Plan can best impact, which include, but are not limited to: profitability, sales growth, operations efficiency, market share growth, organizational development, or innovation. The component tied to company financial performance is also aimed directly at improving our financial performance, but typically relates to a more general organization-wide performance target. For fiscal 2007, we used net income as our performance measure for the JVM Component and the annual award was derived from performance against budgeted net income. The Compensation Committee’s goals in using the Cash Bonus Plan support the attainment of increased shareholder returns while responding to changes both in our business and the overall business environment. Against target, individual payouts under the JVM Component of the plan range from 0-200%, and, in all cases, the greater percentage of bonus targets are based on the Company performance measure.

Each of our named executive officers participates in the Cash Bonus Plan. Target bonuses ranging from 15% to 70% of a participant’s base salary are established by the Compensation Committee for each participant at the beginning of the fiscal year. Our Compensation Committee believes target award opportunities are competitive with industry practices. We have approximately 100 participants in the Cash Bonus Plan. The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the foregoing formula. The current maximum amount payable under the Cash Bonus Plan during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of Section 162(m) of the Internal Revenue Code is equal to $850,000. We are submitting for shareholder approval at the Annual Meeting a proposal to amend and restate the plan to increase this maximum payable amount to $2,000,000.

Long-Term Cash and Equity Based Compensation. We believe that long term cash and equity compensation are an effective means of aligning the long-term interests of our employees, including our named executive officers, with our shareholders. Our Compensation Committee splits the long-term incentive compensation awards granted to our named executive officers between awards of shares of restricted stock and a performance-based cash bonus tied to attainment of a certain level of net income growth at the end of the fiscal year three years after the grant of the award.

Our Long-Term Stock Incentive Plan, which was amended in July 2005, authorizes our Compensation Committee to issue certain forms of equity compensation, including stock options and shares of restricted stock, to our officers and other key employees. Our shareholders most recently approved amendments to the Long-Term Stock Incentive Plan at the 2005 Annual Meeting of Shareholders. In determining the total size of awards under the Long-Term Stock Incentive Plan, the Compensation Committee considers various factors such as the outstanding number of awards, the amount of additional shares of stock available under the Long-Term Stock Incentive Plan and the percent of the outstanding shares of our common stock represented by outstanding awards. In determining the size and type of the awards to each proposed recipient, the Compensation Committee considers the level of responsibility of the proposed recipient, the recipient’s performance and the existing equity holdings of the proposed recipient, including the expiration, exercise and vesting of such awards. Awards of restricted stock to our named executive officers typically vest five years after the date of grant.

The second component of our Long-Term incentive compensation is a long-term performance-based cash incentive award. Our Compensation Committee grants these long-term cash-based performance awards pursuant to our Cash Bonus Plan. For fiscal 2007, the Committee established a target award for each named executive officer at the beginning of that fiscal year that required a certain financial performance target (such as a minimum level of net income growth) to be met at the end of the third fiscal year after the grant of the award for the executive officer to earn the award. Under this methodology, the target bonus represented what the Committee believed the executive might otherwise receive over the following three fiscal years under annual awards of restricted stock. Additionally, under this methodology, only one long term cash incentive bonus award (i.e., the three year award) would be granted to each named executive officer every three years. Accordingly, there would be no overlap between award cycles.

During the beginning of fiscal 2008, our Compensation Committee held a meeting to review fiscal 2007 performance and to set compensation awards, targets and objectives for fiscal 2008. In conjunction with this review, our Compensation Committee decided to revise the structure of the awards of our long-term incentive cash bonuses. Starting with fiscal 2008 and continuing thereafter, until and unless modified by our Compensation Committee, we will award long-term cash performance awards that will require cumulative achievement of certain financial performance targets over a three fiscal year period. We now expect that these awards will be made annually, but that the payout amounts would equal approximately one-third of the amount of the potential award that was granted for fiscal 2007, which only contemplated a payout once over three years. Additionally, as a result of this comprehensive review of our compensation programs and plans for our officers and key employees, our Board of Directors has submitted for approval of the shareholders at the Annual Meeting the Cash Bonus Plan for amendment and restatement to modify the current maximum amount payable under the Cash Bonus Plan during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of Section 162(m) of the Internal Revenue Code, to allow the performance period for attainment of performance targets to cover multiple fiscal years and to make certain other clarifying changes that do not result in any substantive changes to the plan. The Cash Bonus Plan and the proposal are described in more detail below under the section “Approval of Proposal to Amend and Restate the Johnson Outdoors Inc. Worldwide Key Executives’ Discretionary Bonus Plan.”

Prior to December 2003, our Compensation Committee also granted annual cash target awards pursuant to our Phantom Share Long-Term Incentive Plan. Under these awards, our Compensation Committee, on an annual basis, fixed a cash target award for each participant. Participants included our named executive officers. On the date of the award, the cash target was converted to phantom shares using the weighted average of the closing sales price of our common stock during the 90 day trailing period prior to the date of the award. These cash target awards vested three years after the date of the award. If the participant satisfied the performance criteria for the award, then the phantom shares were converted into a cash payment based on the 90 day trailing average of our common stock price on the date of vesting. We have not granted awards under this plan since December 2003 and we do not anticipate further grants of phantom shares under this plan going forward.

Perquisites and Other Compensation. Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, dental, disability, life insurance, 401(k) plans and other qualified and non-qualified retirement plans. These benefits are included in the Summary Compensation Table in the “All Other Compensation” column. In addition, our named executive officers also participate in the discretionary Executive Flexible Spending Account Plan which provides for reimbursement for certain expenses that are applicable to an executive’s personal financial planning and/or for purchases of business equipment by our executive officers for our business needs. This program is available to other key executives as well and the amounts typically range from $5,000.00 to $8,500.00 of potential reimbursement each calendar year, provided the eligible participant submits the appropriate documentation to the Company. Any applicable reimbursement under this plan would be taxable income, with the exception of $500.00 per year that may be applied for financial planning, tax return preparation and/or office equipment. For calendar 2007, Ms. Johnson-Leipold received reimbursement under this plan of up to $8,500 and Mr. Johnson received reimbursement under this plan of up to $7,000.

Compensation Decisions for 2007

Base Salary. We do not provide any standard annual raises in the base salaries of our named executive officers. Instead, our Compensation Committee periodically reviews the base salaries of named executive officers based on the individual and company wide performance criteria described above. During 2007, the base salaries for Ms. Johnson-Leipold and Mr. Johnson were increased by the Compensation Committee based upon performance and market data received by the Compensation Committee from our independent consultant. For fiscal 2007 our named executive officers were paid the following base salaries:

Name	2007 Base Salary
Helen P. Johnson-Leipold	$535,000
David W. Johnson	$220,550

Annual Incentive Bonuses. For fiscal 2007, our Compensation Committee awarded the following annual incentive bonuses to our named executive officers:

Name	2007 Bonus Amount
Helen P. Johnson-Leipold	$306,641
David W. Johnson	$87,812

In determining each named executive officer’s annual bonus amount based upon fiscal 2007 performance, our Compensation Committee allocated 15% of the eligible bonus amount to achievement of the individual performance component and 85% to the achievement of the Company financial performance target, which for fiscal 2007 was achievement of a minimum level of net income. For fiscal 2007, each of the two named executive officers achieved their objectives at the minimum level to earn awards under the annual bonus targets and received annual bonus payments for fiscal 2007 performance. For the JVM component (or Company performance element) of our annual bonus under the Cash Bonus Plan, the eligible bonus can be paid out from 0-200% of the target award amount. The target award for fiscal 2007 was targeted net income and if targeted net income was achieved, the payout under the JVM component would equal 100%. The minimum payout threshold was set at 80% of targeted net income, which would result in a payout of 50% of the target award. The maximum payout under the JVM component was set as follows: the JVM component is paid out at the maximum level of 200% of the target award if the Company achieves at least 140% of targeted net income. With respect to the individual component of the annual bonus; payouts also range from 0-200% of the target award. The individual component is based on individual objectives defined to lead the Company in achievement of its overall strategic business objectives. Ms. Johnson-Leipold’s annual bonus payment consisted of $247,657 and $58,984 for the JVM component and the individual component, respectively. Mr. Johnson’s annual bonus payment consisted of $72,925 and $14,887 for the JVM component and the individual component, respectively.

Long-Term Incentive Compensation. In December 2006, each of our named executive officers had their long-term incentive award split between restricted stock and a performance based cash award target. With respect to the performance-based cash award, each executive’s target was established by determining the amount the executive might otherwise receive in the next three fiscal years under annual awards of stock. As such, each executive has 50% of their estimated long-term incentive value for the next three years at risk of forfeiture. The performance-based cash award will be earned for the attainment of our targeted net income amount for the fiscal year ending in 2009, pursuant to our three year strategic plan. We believe the targeted net income target for these awards represents a meaningful hurdle or condition to the receipt of the award by our named executive officers. Historically, we have never achieved the net income level established for the long-term cash incentive awards to be earned in 2009. The amount earned can span from 50% to 150% of the target amount based on net income that ranges from 80% to 125% of target. No awards will be earned if net income is less than 80% of target.

On December 4, 2006, after publication of the financial results for fiscal 2006, our Compensation Committee granted shares of restricted stock and established performance target awards for our named executive officers in accordance with the long-term incentive compensation methodology described above. The awards included 12,208 shares of Class A common stock and a performance award target of $675,000 to Ms. Johnson-Leipold and 3,391 shares of Class A common stock and a performance award target of $187,500 to Mr. Johnson. The shares of restricted stock vest on the fifth anniversary of the grant date and had a grant date fair value per share of $18.45 as determined pursuant to FAS No. 123R. As noted above, the performance award targets may only be earned by the applicable named executive officer if the Company achieves its net income target amount for the fiscal year ending October 2, 2009.

On December 7, 2007, we also made specified grants of shares of restricted stock based upon fiscal 2007 performance of 10,072 shares to Ms. Johnson-Leipold and 2,798 shares to Mr. Johnson. The shares of restricted stock vest on the fifth anniversary of the grant date and had a grant date fair value per share of $22.34 as determined pursuant to FAS No. 123R. Additionally, pursuant to the revised methodology adopted by our Compensation Committee for awarding long term cash performance awards under our Cash Bonus Plan, our Compensation Committee established a performance award target of $234,000 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson. These awards are only paid if we achieve a minimum level of net income growth by the end of fiscal 2010. The amount earned under these awards can span from 50% to 150% of the target amount based on net income growth that ranges from 80% to 125% of targeted, cumulative net income for the three year period. No awards will be earned if net income growth is less than 80% of targeted, cumulative net income for the three year period, based on a compounded, cumulative growth in net income for the applicable period.

Change of Control and Severance Benefits

We historically have not entered into employment agreements with any of our named executive officers and do not have contractual obligations to provide severance benefits to either of our named executive officers. However, we have historically negotiated the payment of certain severance benefits on a case-by-case basis with our terminated named executive officers. The amount and type of severance benefits we have provided to these former named executive officers has depended upon the circumstances of the termination, the position of the former named executive officer and certain other performance-related factors. Should we pay severance benefits in the future to former named executive officers, we expect to do so on a case-by-case basis in accordance with this prior practice.

Benchmarking

The Compensation Committee periodically reviews a report from an outside consultant on Johnson Outdoors’ compensation programs for executives. W.T. Haigh & Company, Inc., an outside consulting firm, prepared the most recent report based upon our fiscal 2006 compensation. That report was considered by our Compensation Committee when making decisions on 2007 compensation. The report discusses how our program compares with certain peer companies on the basis of base salary, bonus, long-term incentives, benefits, and total compensation. The consultant developed compensation data using a survey of several leading “like size” publicly traded manufacturing companies. The criteria used by the consultant in determining the members of the peer group is described above. The median total annual sales of this comparable group was $599 million. We consider the survey group data primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. Although our goal is to provide compensation opportunities at or around the survey group’s median compensation, including salary, annual bonus and long-term incentives, we also incorporate flexibility into our compensation programs and the assessment process to respond to, and adjust for, the evolving business environment and individual circumstances of our named executive officers. For fiscal 2007, our compensation paid to our named executive officers was at or below the median aggregate compensation paid to the peer companies included in this survey.

Tax and Accounting Considerations

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. Through the end of fiscal 2007, we do not believe that any of the compensation paid to our executive officers exceeded the limit on deductibility in Section 162(m). Our Long-Term Stock Incentive Plan and Worldwide Key Executives’ Discretionary Bonus Plan are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, including the requirement that such plans be approved by our shareholders. As a result, we believe that awards under these plans satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, do not count against the $1,000,000 limit and are deductible by us. Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause “non-performance-based compensation” to exceed the $1,000,000 limit, and would then not be deductible by the Company to the extent it exceeds the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the shareholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Nonqualified Deferred Compensation. Section 409A of the Code was signed into law on October 22, 2004, changing the tax rules applicable to nonqualified deferred compensation arrangements. We do not believe we have any nonqualified deferred compensation arrangements with any of our named executive officers that will be subject to the excise tax under this law.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based payments, including stock options and restricted stock under our Long-Term Stock Incentive Plan, in accordance with the requirements of SFAS 123R. The Compensation Committee considers the impact of the expense to Johnson Outdoors under SFAS 123R, among other factors, in making its decisions with respect to stock option grants.

Timing of Restricted Stock Grants

We have generally applied the practice of making all grants of shares of restricted stock to employees (other than inducement grants to new employees) annually on the date of the quarterly meeting of the Board of Directors held in December of each year, after we announce earnings for the prior year. The grant date (other than for inducement grants to new employees) is always the date of approval of the grant by our Board of Directors or the Compensation Committee, as applicable, and the grant date for inducement grants to new employees is the first date of employment. The exercise price is the closing price of shares of our common stock on The NASDAQ Stock Market on the grant date. Under our 2003 Non-Employee Director Stock Ownership Plan, our outside directors receive annual grants of restricted stock after the election of directors at the Annual Meeting of Shareholders. See “Director Compensation” for more information.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:

Thomas F. Pyle, Jr. (Chairman)
John M. Fahey, Jr.
Terry E. London

Summary Compensation Table

The following table provides information for fiscal 2007 concerning the compensation paid by us to the person who served as our principal executive officer in fiscal 2007 and the person who served as our principal financial officer in fiscal 2007. We refer to these two executive officers as our named executive officers in this proxy statement.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Comp. (3)	All Other Comp. (4)	Total
Helen P. Johnson-Leipold, CEO	2007	$535,000	$58,984	$215,833	$378,016	$77,560	$1,265,393
David W. Johnson, CFO	2007	$220,550	$14,887	$27,083	$72,925	$31,045	$366,490

(1)

The amounts in this column reflect the individual component of the named executive officer’s annual bonus as described in the Compensation Discussion and Analysis. The individual component is based on individual objectives defined to lead the Company in achievement of its overall strategic business objectives. Bonus payments were awarded under our Worldwide Key Executives’ Discretionary Bonus Plan in the discretion of the Compensation Committee in December 2007 based on meeting certain individual performance goals established for the named executive officer which goals are tied to achievement of the Company’s strategic plan for the fiscal year. See “Compensation Discussion and Analysis”.

(2)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 28, 2007, in accordance with FAS 123R of restricted stock awards pursuant to our stock incentive plans and, thus, include amounts from awards granted prior to 2007 that vested in 2007. Assumptions used in the calculation of this amount for fiscal years ending December 31, 2007, 2006 and 2005 are included in footnote 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on December 12, 2007.

(3)

This column discloses the dollar value of all amounts earned by the named executive officers under the JVM component of our Worldwide Key Executives’ Discretionary Bonus Plan for performance in 2007 which where awarded based upon achievement of incentive performance targets. This column also discloses the dollar value of all amounts earned by the named executive officers under our Phantom Share Long-Term Incentive Plan. Under our Phantom Share Long-Term Incentive Plan, our Compensation Committee annually set a cash target award for each participant in the Plan. On the date the cash target award was fixed by our Compensation Committee, the cash target award was converted into phantom shares of our common stock based upon the weighted average of the closing sales price of our common stock during the 90 day trailing period prior to the date of the award. The awards vested in total on the three year anniversary of the award grant date and were then converted into a cash payment on the vesting date based upon the 90 day trailing average of the price of our common stock on such vesting date. Amounts reported in the table above identify the value of the cash award paid to the named executive officers for fiscal 2007 under the Phantom Share Long-Term Incentive Plan. No awards under this Phantom Share Long-Term Incentive Plan have been granted since December 2003 and we do not expect to make further grants of awards under this plan going forward. See “Compensation Analysis and Discussion.” The portion of the amount disclosed in the table consists of the following:

Name	Cash Bonus Plan	Phantom Share Plan	Total
Helen P. Johnson-Leipold	$247,657	$130,359	$378,016
David W. Johnson	$72,925	$–	$72,925

(4)

The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, our contributions credited to the individual’s qualified retirement plan, our contributions to the individual’s non-qualified retirement plan accounts and perquisites provided to each individual for fiscal 2007.

Name	401(k) Match	Qualified Plan Contributions	Non-Qualified Plan Contributions	Perquisites (a)	Total “All Other Compensation”
Helen P. Johnson-Leipold	$6,750	$17,600	$44,710	$8,500	$77,560
David W. Johnson	$6,617	$14,302	$3,063	$7,063	$31,045

(a)	Perquisites consist of reimbursements made to the named executive officer under the Executive Flexible Spending Account Plan for personal financial planning services.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards						All Other Stock Awards:		Grant Date Fair
Name	Grant Date	Threshold		Target		Maximum		Number of Shares of Stock		Value of Stock Awards (4)
Helen P. Johnson-Leipold	12/4/06	$—		$—		$—		12,208	(3)	$225,177
		$—	(1)	$675,000	(1)	$1,012,500	(1)	—		—
		$—	(2)	$374,500	(2)	$749,000	(2)	—		—
David W. Johnson	12/4/06	$—		$—		$—		3,391	(3)	$62,547
		$—	(1)	$187,500	(1)	$281,250	(1)	—		—
		$—	(2)	$110,275	(2)	$220,550	(2)	—		—

(1)

These amounts relate to payouts targeted under our long term incentive cash based bonus, which also has been established under our Cash Bonus Plan. See the description of this component of the Cash Bonus Plan described in “Compensation Discussion and Analysis.” This long term incentive cash based bonus entitles participants to earn cash compensation provided certain financial performance measures are satisfied for the fiscal year ending three years after the date the targets are established. Net income targets were used as the financial performance measures for the awards established at the beginning of fiscal 2007. If we achieve less than 80% of the net income target for fiscal 2009, then the participant does not receive a payout and as a result the threshold amounts are $0. If we achieve 80% of our targeted net income for fiscal 2009, then the participant is entitled to receive 50% of the target award. If we achieve 100% of the net income target, then the participant is entitled to a cash bonus equal to the target. If our net income for fiscal 2009 equals or exceeds 125% of the target, then the participant is entitled to a cash bonus of 150% of the target amount. Accordingly, the maximum amount a participant can receive under this long term cash bonus plan is equal to 150% of the target amount.

(2)

These amounts show the range of payouts targeted for 2007 performance under our annual short term incentive cash compensation component of our Cash Bonus Plan as described in our “Compensation Discussion and Analysis.” A maximum award is set for each participant in the Worldwide Key Executives’ Discretionary Bonus Plan which includes achievement of both individual performance goals and company performance goals. The amounts represented in the table above relate solely to the awards linked to achievement of company performance goals which for fiscal 2007 was tied to our net income. The specific elements of the bonus award and performance criteria are described above under the section “Compensation Discussion and Analysis-Compensation Decisions for 2007.” If the target is not achieved, no bonuses are paid under the Cash Bonus Plan for the company performance component, and as a result the threshold amounts are $0. If we achieved 80% of our targeted net income for fiscal 2007, then the participant was entitled to receive 50% of the target award. If we achieved 100% of the net income target, then the participant was entitled to a cash bonus equal to the target. If our net income for fiscal 2007 equaled or exceeded 140% of the target, then the participant was entitled to a cash bonus of 200% of the target amount. Accordingly, the maximum amount a participant can receive under this long term cash bonus plan is equal to 200% of the target amount. In fiscal 2007, the minimum company performance targets were met for each of our named executive officers, and accordingly a portion of the target bonus amounts were earned for 2007 under this component of our Cash Bonus Plan.

(3)	Each of the restricted stock awards vests on the five-year anniversary of the grant date, December 4, 2011.

(4)

The value of the award is based upon the grant date fair value of the 2007 awards determined pursuant to FAS 123R. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. See note 10 to our consolidated financial statements filed with the SEC on December 12, 2007 as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised options and unvested shares of restricted stock held by our named executive officers at September 28, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (5)
Helen P. Johnson-Leipold	85,000	—	8.125	03/09/09	(1)	12,208	(6)	264,425
	30,000	—	7.625	12/13/09	(2)	21,110	(7)	457,243
	30,000	—	5.3125	12/11/10	(3)	10,620	(8)	230,029
	30,000	—	7.4175	12/13/11	(4)	—		—
David W. Johnson	—	—	—	—		3,391	(6)	65,327
	—	—	—	—		3,016	(7)	73,449

(1)	The common stock option vested pro rata over a 3-year period on March 9th of 2000, 2001 and 2002.

(2)	The common stock option vested pro rata over a 3-year period on December 13th of 2000, 2001 and 2002.

(3)	The common stock option vested pro rata over a 3-year period on December 11th of 2001, 2002 and 2003.

(4)	The common stock option vested pro rata over a 3-year period on December 13th of 2002, 2003 and 2004.

(5)	Market value equals the closing per share market price of our common stock on September 28, 2007, which was $21.66, multiplied by the number of shares of restricted stock.

(6)	The shares of restricted stock vest on December 6, 2011, the fifth anniversary of the grant date.

(7)	The shares of restricted stock vest on December 12, 2008, the third anniversary of the grant date.

(8)	The shares of restricted stock vest on June 1, 2008, the third anniversary of the grant date.

Option Exercises and Stock Vested

No common stock options were exercised by our named executive officers and no shares of restricted stock previously awarded to our named executive officers vested during fiscal 2007.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Helen P. Johnson-Leipold	$97,590	$44,710	$217,091	$—	$1,300,468
David W. Johnson	$14,869	$3,063	$10,534	$—	$77,200

(1)

The amounts included in the column titled “Registrant Contributions in Last Fiscal Year” for each named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	None of the earnings on assets in the Nonqualified Deferred Compensation Plan were above market or preferential.

A description of our Nonqualified Deferred Compensation Plan is provided below under the heading “Nonqualified Deferred Compensation.”

Employment Agreements

We have not entered into any employment agreements with our named executive officers.

Post-Employment Compensation

Pension Benefits

We do not currently provide any pension benefits to our named executive officers. Our U.S.-based executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees. In any plan year, we will contribute to each participant a matching contribution equal to 3% on the first 6% of an employee’s annual wages. All of our named executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation

We have established the Deferred Compensation Plan which was most recently amended and restated on September 18, 2007. The Deferred Compensation Plan provides an opportunity for our named executive officers to defer a portion of compensation earned by our named executive officers and to use such deferral to encourage the continued loyalty and service of such persons to Johnson Outdoors. Eligible participants of this plan are designated by the Compensation Committee of the Board of Directors of the Company as Highly Compensated Employees (HCE) under the definition of the Internal Revenue Code. Once an employee becomes a participant in the Deferred Compensation Plan he or she is grandfathered in the plan even though they may not be defined as highly compensated employees in future periods. A participant may defer a portion of his/her base compensation pursuant to the terms of the plan. A participant’s election shall specify the percentage (in increments of 1% to a maximum of 13%) of the participant’s base compensation. Participants may also specify the percentage (in increments of 1% to a maximum of 7%) of their cash bonus for deferral under the plan. A participant who makes a bonus deferral under this plan shall be entitled to a matching contribution credit, determined and credited following the conclusion of each plan year, equal to 50% of the first 6% of the participant’s annual bonus award that the participant elects to have contributed to his/her account as a bonus deferral. Participants designate how his or her account shall be deemed to be invested among the investment options selected by the Compensation Committee. Each day that the U.S. financial markets are open, the account of each participant will be credited (or charged) based upon the investment gain (or loss) that the participant would have realized with respect to his or her account since the immediately preceding valuation date had the account been invested in accordance with the participant’s investment election. The named executive officers have made elections for distributions allowed by the Deferred Compensation Plan upon separation from service. The distribution of the named participant’s pre-2005 account, if applicable, would be made or commence on the first day of the month that is at least 60 days following the date the participant separates from service. Named participants’ post-2004 account distributions, if applicable, would commence on the first day of the month following the six month anniversary of the participant’s separation from service.

Potential Payments Upon Termination or Change of Control

Pursuant to the terms of our Long-Term Stock Incentive Plan, a change of control of Johnson Outdoors provides for the immediate vesting of all outstanding stock options and shares of restricted stock. The following table sets forth the unvested stock options and shares of restricted stock held by the named executive officers as of September 28, 2007 that would become vested in the event of a change of control.

Name	Number of Shares Underlying Unvested Options	Unrealized Value of Unvested Options (1)	Number of Restricted Shares that are Unvested	Unrealized Value of Unvested Restricted Stock (2)
Helen P. Johnson-Leipold	—	$—	43,938	$951,697
David W. Johnson	—	$—	6,407	$125,596

(1)

The named executive officers held no unvested options at fiscal year end. Had they held unvested options at year end, unrealized value would equal the closing market value of our Common Stock as of September 28, 2007, minus the exercise price, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on September 28, 2007 was $21.66.

(2)

Unrealized value equals the closing per share market value of our Common Stock as of September 28, 2007, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on September 28, 2007 was $21.66.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. Each of our directors who is not an employee of Johnson Outdoors or one of our subsidiaries (“outside directors”) is entitled to receive an annual retainer of $25,000 and generally $1,500 for each meeting of our Board of Directors or committee he or she attends (non-committee board members receive 75% of this amount if they are asked to attend a Committee meeting). The Vice Chairman of our Board of Directors receives an additional annual retainer of $40,000. Non-employee directors are also entitled to receive an annual retainer of $5,000 for each committee of the Board of Directors that they chair.

In 2003, our Board of Directors approved a Non-Employee Director Stock Ownership Plan that provides compensation to outside directors. Directors who are not outside directors receive no additional compensation for service as members of our Board of Directors or any of our Board committees. All of our directors in fiscal 2007 were outside directors other than Helen P. Johnson-Leipold, our Chief Executive Officer. The Non-Employee Director Stock Ownership Plan provides for up to 150,000 shares of our Class A common stock to be issued to non-employee directors. The plan provides that upon first being elected or appointed as one of our directors and thereafter on the first business day after our annual meeting of shareholders, each of our non-employee directors automatically receives a restricted stock award in each year during the existence of the 2003 Director Plan.

The award under the Non-Employee Director Stock Ownership Plan is intended to deliver a greater portion of our director compensation in the form of equity, with the amount on the date of the award being equal to $25,000, and the shares of restricted stock being valued at their fair market value per share on the date of the award. The shares of Class A common stock granted to our non-employee directors in the form of restricted stock awards cannot be sold or otherwise transferred while the non-employee director remains one of our directors; thereafter the restrictions will lapse. However, a non-employee director may transfer the shares to any trust or other estate in which the director has a substantial interest or a trust of which the director serves as trustee or to his or her spouse and certain other related persons, provided the shares will continue to be subject to the transfer restrictions described above.

Director Summary Compensation Table

The following table provides information concerning the compensation paid by us in fiscal 2007 to each of our outside directors.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Thomas F. Pyle, Jr.	$109,000	$25,002	$134,002
John M. Fahey, Jr.	$69,000	$25,002	$94,002
Terry E. London	$70,500	$25,002	$95,502
W. Lee McCollum	$53,500	$25,002	$78,502
Edward F. Lang	$47,875	$25,002	$72,877

(1)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended September 28, 2007, in accordance with FAS 123R of restricted stock awards pursuant to our stock incentive plans. Assumptions used in the calculation of this amount are included in footnote 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on December 12, 2007. The following table provides certain information regarding outstanding shares of our restricted Class A common stock issued to our outside directors in 2007 pursuant to the Non-Employee Director Stock Ownership Plan. The shares of restricted stock vested on the grant date.

Director	Number of Shares	Grant Date	Grant Date Fair Market Value (*)
Thomas F. Pyle, Jr.	1,370	3/2/07	$25,002
John M. Fahey, Jr.	1,370	3/2/07	$25,002
Terry E. London	1,370	3/2/07	$25,002
W. Lee McCollum	1,370	3/2/07	$25,002
Edward F. Lang	1,370	3/2/07	$25,002

*

The value of the award is based upon the grant date fair value of the award determined pursuant to FAS 123R. See note 10 to our consolidated financial statements filed with the SEC on December 12, 2007 as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

(2)	The following table identifies the aggregate number of stock options and shares of our restricted Class A common stock as of September 28, 2007 held by each of our outside directors:

Name of Outside Director	Number of Shares of Class A Common Stock Subject to Common Stock Options Outstanding as of September 28, 2007	Number of Shares of Restricted Class A Common Stock Outstanding as of September 28, 2007
Thomas F. Pyle, Jr.	26,099	11,024
John M. Fahey, Jr.	18,879	7,272
Terry E. London	4,254	8,024
W. Lee McCollum	2,304	3,362
Edward F. Lang	—	2,774

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

The Company purchases certain services primarily from S.C. Johnson & Son, Inc. (“S.C. Johnson”) and, to a lesser extent, from other organizations controlled by Johnson Family members (including Ms. Johnson-Leipold) and other related parties. For example, the Company leases its Headquarters facility from Johnson Financial Group and S.C. Johnson provides the Company with (1) administrative services pertaining to things like office equipment leasing and travel services; (2) information processing and telecommunication services; (3) use of S.C. Johnson’s aircraft and crews, pursuant to a time sharing agreement; and (4) from time to time, certain loaned employees. The Company believes that the amounts paid to these organizations are no greater than the fair market value of the services. The total amount incurred by the Company for the foregoing services during the fiscal year ended September 28, 2007 was approximately $1,586,341.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with NASDAQ listing requirements. Based upon the Audit Committee’s review, we believe that all of our related person transactions described above were at arms-length and contained terms that were no less favorable than what we could have obtained from an unaffiliated third party. We anticipate that our Board of Directors will consider adopting a formal written set of policies and procedures for the review, approval or ratification of related person transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and more than 10% shareholders to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership and changes in beneficial ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 reports were required to be filed, the Company believes that during the year ended September 28, 2007, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10% shareholders were filed on a timely basis, except Terry E. London filed a Form 4 report on May 16, 2006 reporting the sale of Johnson Outdoors Inc. stock on May 9, 2006 and May 10, 2006; Ms. Johnson-Leipold filed a Form 4 report on

December 7, 2006 reporting the receipt of a restricted stock grant on December 4, 2006 and Mr. David W. Johnson filed a Form 4 report on December 7, 2006 reporting the receipt of a restricted stock grant on December 4, 2006.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of September 28, 2007, for our equity compensation plans, including the Johnson Outdoors Inc. 2003 Non-Employee Director Stock Ownership Plan, the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan, and the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan. All of these plans have been approved by our shareholders.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	286,393	$8.66	601,760 (1)
Equity compensation plans not approved by shareholders	—	—	—
Total	286,393	$8.66	601,760 (1)

(1)

All of the available shares under the 2003 Non-Employee Director Stock Ownership Plan (111,357) and under the 2000 Long-Term Stock Incentive Plan (425,073) may be issued upon the exercise of stock options or granted as restricted stock, and, in the case of the 2000 Long-Term Stock Incentive Plan, as share units. There are 65,330 shares available for issuance under the Johnson Outdoors Inc. 1987 Employees’ Stock Purchase Plan, as amended.

APPROVAL OF PROPOSAL TO AMEND AND RESTATE THE JOHNSON OUTDOORS INC.

WORLDWIDE KEY EXECUTIVES’ DISCRETIONARY BONUS PLAN

Purpose and Effect of Proposal

Proposed Adoption. Subject to shareholder approval, the Board of Directors of the Company has approved amending and restating the Cash Bonus Plan to ensure compliance of the Cash Bonus Plan with section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to allow our Compensation Committee to grant awards that are tied to achievement of performance targets representing cumulative financial results over multiple fiscal years and to make certain other clarifying changes to the plan that are not material and do not have a substantive effect on the issuance of awards under the plan. The Cash Bonus Plan was originally adopted effective October 1, 2000 and was amended effective July 1, 2005 and provides an opportunity for certain executives of the Company to earn additional incentive compensation.

Purpose of the Cash Bonus Plan. The Company recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Company by providing such persons with performance-based incentive compensation in a form which relates the financial reward to an increase in the value of the Company to its shareholders. The Board of Directors believes that the Cash Bonus Plan is critically important to the furtherance of this objective.

Incentive bonuses under the Cash Bonus Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Company may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Company pays that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.

Description of the Cash Bonus Plan

The following description of the proposed amended and restated Cash Bonus Plan is qualified in its entirety by reference to the copy of the proposed amended and restated Cash Bonus Plan, which is attached as Appendix A to this Proxy Statement.

The Compensation Committee will administer the Cash Bonus Plan and has the authority to change or terminate the Cash Bonus Plan at any time. The Company intends to obtain shareholder approval to any further amendments to the Cash Bonus Plan to the extent required for awards under the Cash Bonus Plan to continue to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

Participants under the Cash Bonus Plan will include key executives (including our named executive officers) as determined by the Company’s Chief Executive Officer. The Cash Bonus Plan allows our Compensation Committee to grant both annual and long-term incentive cash compensation. The short-term or annual award is comprised of two elements which are as follows:

•	Achievement of personalized individual objectives; and

•	Performance against the Company’s Johnson Value Measurement (“JVM”) matrix.

The element relating to the use of individual objectives allows for the establishment of goals that are typically tied to our financial performance and that each participant in the Cash Bonus Plan can best impact, which include, but are not limited to: profitability, sales growth, operations efficiency, market share growth, organizational development, and innovation.

The second element of the short-term or annual awards granted under the Cash Bonus Plan, which is tied to Company financial performance, is also aimed directly at improving our financial performance, but typically relates to a more general organization-wide performance target. For fiscal 2007, we used net income as our performance measure for the JVM Component and the annual award was derived from performance against budgeted net income. The Compensation Committee’s goals in using the Cash Bonus Plan support the attainment of increased shareholder returns while responding to changes both in our business and the overall business environment. Against target, individual payouts under the JVM Component of the plan range from 0-200%, and, in all cases, the greater percentage of bonus targets are based on the Company performance measure. Additionally, eligible participants in the Cash Bonus Plan that provide services to a specific business unit have their Company performance measures split between achievement of overall Company performance targets and achievement of performance targets for the specific business unit.

The second component of our Cash Bonus Plan, or the long-term component, is a long-term performance based cash incentive award. Our Compensation Committee grants these long-term cash based performance awards pursuant to our Cash Bonus Plan. The Committee will establish a target award for each named executive officer at the beginning of a fiscal year that requires a certain financial performance target (such as a minimum level of net income growth) to be met at the end of the third fiscal year after the grant of the award for the named executive officer to earn the award. Under the methodology employed by the Compensation Committee for fiscal 2007, the target bonus represented what the Committee believed such executive might otherwise receive over the following three fiscal years. Under this methodology, only one long-term cash incentive bonus award (i.e., the three year award) would have been granted to each named executive officer every three years. Accordingly, there would be no overlap between award cycles.

As noted above under the section “Executive Compensation-Compensation Discussion and Analysis,” after the end of our fiscal 2007, our Compensation Committee decided to revise the structure of the awards of our long-term incentive cash bonuses. Starting with fiscal 2008 and continuing thereafter, until and unless modified by our Compensation Committee, we will award long-term cash performance awards under the Cash Bonus Plan that will require achievement of certain financial performance targets over a cumulative three year period. These awards will be made annually and could potentially result in payments each year starting with fiscal 2010. However, the payout amounts would equal approximately one-third of the amount of the potential award that was granted for fiscal 2007, which only contemplated a payout once over three years.

Our Compensation Committee believes target award opportunities under the Cash Bonus Plan are competitive with industry practices. We have approximately 100 participants in the Cash Bonus Plan. The Compensation Committee retains the final authority to approve individual bonuses and may, at its sole discretion, reduce or eliminate bonuses determined under the foregoing formula. The current maximum amount payable under the Cash Bonus Plan during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of Section 162(m) of the Internal Revenue Code is equal to $850,000. The amended and restated plan proposes to increase this amount to $2,000,000.

New Plan Benefits

Executive officers of the Company (including the named executive officers) are eligible to participate in the Cash Bonus Plan. For fiscal 2007, the Compensation Committee approved an annual bonus of $304,641 for Helen P. Johnson-Leipold, the Company’s Chairman and Chief Executive Officer, and a bonus of $87,812 David W. Johnson, the Company’s Vice President and Chief Financial Officer. Future grants under the Cash Bonus Plan will be at the discretion of the Compensation Committee.

Vote Required

Assuming a quorum is present at the Annual Meeting to approve the proposal to amend and restate the Cash Bonus Plan, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted below, but will not constitute a vote “for” or “against” any matter and will be disregarded in the calculation of “votes cast.” Abstentions and broker non-votes will be counted as present in determining whether there is a quorum. A “broker non-vote” occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person, but declines to vote on a particular matter because the broker does not have authority to vote on the matter.

The Board of Directors recommends a vote “FOR” amending and restating the Cash Bonus Plan. Shares of common stock represented at the Annual Meeting by executed but unmarked proxies will be voted “FOR” the proposal to amend and restate the Cash Bonus Plan, unless a vote against the proposal or to abstain from voting is specifically indicated on the proxy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm to examine the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 3, 2008, as well as attest to the effectiveness of internal controls over financial reporting as of October 3, 2008. Unless otherwise directed, proxies will be voted in FAVOR of the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Board of Directors will reconsider the appointment. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for presentation at the 2008 Annual Meeting of Shareholders must be received at the offices of the Company, Attention: Corporate Secretary, 555 Main Street, Racine, Wisconsin 53403 by October 3, 2008 (120 days prior to the anniversary date of the mailing of this Proxy Statement) for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise intends to present business at the 2009 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 90 days prior to the date of such annual meeting and not less than the close of business on the later of (i) the 60th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (namely, proposals shareholders intend to present at the 2009 Annual Meeting of Shareholders but do not intend to have included in the Company’s proxy statement and form of proxy for such meeting) prior to the close of business on December 30, 2008 (assuming a February 26, 2009 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2009 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2009 Annual Meeting of Shareholders, then the persons named in the proxies solicited by the Board of Directors for the 2009 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Company has filed an Annual Report on Form 10-K with the SEC for the fiscal year ended September 28, 2007. This Form 10-K will be mailed to each person who is a record or beneficial holder of shares of Class A common stock or Class B common stock on the record date for the Annual Meeting. Pursuant to, and in accordance with, the rules of the SEC, the Company, where allowed, is delivering only one copy of the Company’s 2007 Annual Report on Form 10-K and this Proxy Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2007 Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of the Company’s 2007 Annual Report on Form 10-K and/or this Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Annual Report and Proxy Statement if you are currently receiving multiple copies), then you may notify the Company (1) by writing to the Corporate Secretary, Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403 or (2) via email to: corporate@johnsonoutdoors.com.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of the Company’s common stock.

Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Alisa Swire
Secretary

January 28, 2008

APPENDIX A

JOHNSON OUTDOORS INC.

SECOND AMENDED AND RESTATED WORLDWIDE

KEY EXECUTIVES’ DISCRETIONARY BONUS PLAN

I.	ADOPTION AND AMENDMENT

Johnson Outdoors Inc. (the “Company”) adopted the Worldwide Key Executives’ Discretionary Bonus Plan (the “Plan”) for key executives of its worldwide operations effective October 1, 2000, amended and restated the Plan effective July 1, 2005 and second amended and restated the Plan effective February 28, 2008.

II.	PURPOSES OF THE PLAN

The purposes of the Plan are (i) to promote the success of the Company; (ii) to associate more closely the interests of certain key employees with those of the Company’s financial, performance, innovation and service goals, (iii) to provide short-term and long-term incentives and rewards to those key employees of the Company and its subsidiaries who are in a position to contribute to the long-term success and growth of the Company; (iv) to assist the Company in retaining and attracting key employees with the requisite experience and ability; and (v) to provide Awards that are “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for 162(m) Group Participants (as defined below). Additionally, the Plan is intended to:

A.	Motivate Participants (as defined below) to achieve individual/team results.

B.	Motivate Participants to develop maximum resourcefulness and resiliency in planning and directing their organizations in the face of changing competitive, economic, political and other conditions.

C.	Provide an incentive for the achievement of business objectives and execution of strategy.

D.	Encourage Participants to develop realistic yet challenging annual key objectives that will stretch their organization’s capabilities.

III.	ADMINISTRATION

A.	Compensation Committee.

1.      In General. The Plan shall be administered by, or under the direction of, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). The Compensation Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

2.      Determinations. The actions and determinations of the Compensation Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards (defined below) shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

3.      Appointment of Experts. The Compensation Committee may retain such accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

4.      Delegation. The Compensation Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Compensation Committee shall not delegate any authority with respect to duties it is required to perform under Section VI below and section 162(m) of the Code.

5.      Books and Records. The Compensation Committee and others to whom the Compensation Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

6.      Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees of individuals and entities retained under Section III.A.3 above.

B.      Eligibility. The Compensation Committee shall select those key employees who shall participate in the Plan (the “Participants”). The selection of a Participant for a particular Award shall not entitle such individual to be selected as a Participant with respect to any other Award.

C.      Awards. Except as otherwise provided in Section VI., the grant of an opportunity to receive cash incentive compensation under the Plan to a Participant (an “Award”) and the terms of an Award shall be determined in the discretion of the Compensation Committee in accordance with the terms and purposes of the Plan. In general, each Award shall pay a bonus amount if the Participant and/or the Company attain specified performance targets that are measured over a specific period of time (the “Measurement Period”) related to specified criteria (“Performance Criteria”) established by the Compensation Committee. Awards may vary from Measurement Period to Measurement Period and from Participant to Participant. Without limiting the Compensation Committee’s discretion hereunder, the Compensation Committee may use the following as guidelines in establishing Awards.

1.      Performance Criteria. In establishing Awards, the Compensation Committee may use any Performance Criteria that it believes is important to the success and growth of the Company. Such Performance Criteria may be based on (i) a financial measure of the Company as a whole or of one or more business units (including, without limitation, the “Performance Measures” described in section VI.A.6 below), (ii) on individual management business objectives (“MBOs”) or (iii) any combination thereof.

At the request of the Compensation Committee, each Participant shall develop MBOs, which will be reviewed and approved by the Compensation Committee or its delegate(s) in advance, that are aligned with one or more of the following areas:

a)	Business or position-specific financial

b)	Cross-business partnerships (networking)

c)	New product innovation

d)	People development/organization capacity

2.      Performance Target. The Compensation Committee shall have the discretion to determine the level of performance (the “Performance Target”) that must be attained under the Award. In general, the Performance Target shall be established in a manner that meets the Company’s short-term and/or long-term financial and/or organizational objectives.

3.      Measurement Period. The Compensation Committee may establish any Measurement Period over which the Performance Target will be measured. Such Measurement Period may include one or more fiscal years of the Company or such other period of time as determined by the Compensation Committee.

4.      Compensation Payable Under an Award. The Compensation Committee shall determine the amount payable upon satisfying the Performance Target of an Award. The amount payable may be one or more fixed amounts or determined pursuant to a formula, which may be based on a percentage of a Participant’s base salary or such other criteria as determined by the Compensation Committee. The Committee may also establish a schedule where the amount payable under an Award increases or decreases based on the actual level of performance attained.

IV.	NATURE OF AWARDS

A.      Awards Are Discretionary. A Participant shall have no right to receive a grant of an Award hereunder nor to payment of cash compensation upon attaining the Performance Targets or Performance Goals established under an Award. Whether to grant an Award or to pay compensation under an Award shall be completely within the discretion of the Compensation Committee.

B.      Right to Awards. No employee of the Company or its affiliated units or other person shall have any claim or right to be a Participant in this Plan or to be granted an Award hereunder. Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any subsidiary nor shall the grant of an Award hereunder constitute a request or consent to postpone the retirement date of a Participant. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

C.      Termination of Employment. In general, a Participant must be a full-time employee of the Company on the date the Award is actually paid in order to be eligible to receive payment of an Award. The Compensation Committee has the discretion to nevertheless pay an Award to a Participant if the circumstances of his or her termination of employment prior to the end of the Measurement Period or Performance Period, as applicable, warrant special consideration, including, without limitation, upon a Participant’s death; disability; retirement; military, position elimination, family or medical leave or other leave of absence approved by the Company.

D.      New Hires/Promotion. An individual who is hired/promoted into a position that is eligible to participate in the Plan may be granted a pro-rated Award based on the time remaining in a Measurement Period, as may be deemed appropriate by the Compensation Committee. If an existing employee is promoted from one level of target bonus to a higher level target bonus within the Measurement Period, the Compensation Committee may adjust the Award based on the period of time worked in each position and the target Award for such position.

E.      Transfers. A Participant who transfers from one operation to another during the Plan year may have his/her Performance Targets equitably adjusted (including, without limitation, pro-rating the amount payable) by the Compensation Committee to reflect changed circumstances.

F.      Offset For Payments Earned Under Other Plans. A payment under this Plan shall be offset by an amount equal to what a Participant is legally or contractually entitled to receive under an applicable foreign country’s incentive or profit-sharing plan.

G.      Awards Not Counted As Compensation. Award payments shall be excluded from the computation of other parts of the Participant’s personal benefit and compensation packages, such as, for example, that Participant’s retirement contributions and life insurance, except to the extent otherwise required by law.

V.	PAYMENT OF AWARDS

Awards shall be paid by the Company within 90 days following the end of the Measurement Period or Performance Period, as applicable, to which the Award relates.

VI.	AWARDS TO 162(m) GROUP PARTICIPANTS

Notwithstanding anything herein to the contrary, the Chief Executive Officer of the Company and any other Participant that the Compensation Committee determines is a potential Covered Employee (a “162(m) Group Participant”) shall only be granted Awards under this Plan in accordance with this Section VI.

A.      Definitions. The following terms used in this Section VI. shall have the following meaning:

1.      “Award Formula” means one or more objective formulas or standards, as defined in Code section 162(m), established by the Compensation Committee for purposes of determining the amount of an award with respect to a Performance Goal. An Award Formula based upon a percentage of an 162(m) Group Participant’s base pay shall use the 162(m) Group Participant’s base pay as of the date the Performance Goal is established. Award Formulas may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

2.      “Covered Employee” shall have the meaning provided in Code section 162(m).

3.      “Establishment Period” means, with respect to a Performance Period applicable to any Performance Grant under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

4.      “Performance Goal” means the target, goal or level of performance established by the Compensation Committee with respect to a Performance Measure for a Performance Period. The outcome of a Performance Goal shall be substantially uncertain when established by the Compensation Committee. Performance Goals shall be adjusted automatically, without discretion by the Compensation Committee, in the event of a stock dividend or stock split. Performance Goals may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative.

5.      “Performance Grant” means the grant to an 162(m) Group Participant of an opportunity to participate in a particular Performance Goal with respect to a particular Performance Period.

6.      “Performance Measure” means one or more of the following selected by the Compensation Committee to measure Company performance for a Performance Period (or for percentage changes or growth of one or more of the following): basic or diluted earnings per share, total shareholder return, operating income, cash flow, gross profit, gross profit return on investment, earnings before interest, taxes and depreciation, net income, net income before taxes, return on equity, return on average total capital employed, return on net assets, return on net assets employed before interest and taxes, return and growth matrix, cross-business partnerships (networking), new product innovation, and people development/organization capacity. Where applicable, Performance Measures are determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from Performance Period to Performance Period and from 162(m)

Group Participant to 162(m) Group Participant and may be established on a stand-alone basis, in tandem or in the alternative. Prior to the expiration of the Establishment Period, the Compensation Committee may provide for a mandatory adjustment of a Performance Measure to omit the effects of extraordinary items (other than a stock dividend or stock split), gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.

7.      “Performance Period” means one or more periods of time, as the Compensation Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment of an award.

B.      Award Schedules. For each Performance Period with respect to which an award may be earned by an 162(m) Group Participant under the Plan, prior to the expiration of the Establishment Period, the Compensation Committee shall establish the Performance Grants in writing for such Performance Period by preparing an Award Schedule for each 162(m) Group Participant that is to receive a grant under this Section VI. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Compensation Committee may determine. Once established for a Performance Period, such items shall not be amended or otherwise modified. Award Schedules may vary from Performance Period to Performance Period and from 162(m) Group Participant to 162(m) Group Participant.

C.      Certification of Awards. A 162(m) Group Participant shall be eligible to receive payment of an award only when the Performance Goal(s) are achieved and the Compensation Committee determines, pursuant to the Award Formula, that all or some portion of such 162(m) Group Participant’s award has been earned for the Performance Period. As soon as administratively feasible after the close of each Performance Period, the Compensation Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the award earned by each 162(m) Group Participant for such Performance Period based upon such 162(m) Group Participant’s Award Formula. The Compensation Committee shall then determine the actual amount of the award to be paid to each 162(m) Group Participant and, in so doing, may use discretion to decrease, but not increase, the amount of the award otherwise payable to the 162(m) Group Participant based upon such performance. The maximum award payable to any 162(m) Group Participant with respect to each fiscal year of the Company (or portion thereof) contained within a Performance Period shall be $2,000,000.

D.      Code Section 162(m). It is the intent of the Company that Awards made under this Section VI. satisfy the applicable requirements of “performance-based compensation” under Code section 162(m) so that the Company’s tax deduction for remuneration in respect of this Plan for services performed by 162(m) Group Participants who are or may be covered employees (as defined in Code section 162(m)) is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan or if any award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such covered employees.

F.      Coordination with Other Provisions of the Plan. Sections III.C., IV.D and IV.E. shall be inapplicable to Awards granted under this Section VI. All other provisions of the Plan shall apply to Awards granted under this Section VI.

G.      Effective Date of this Section VI and Shareholder Approval. The Company shall not make any payments pursuant to Awards granted under this Section VI. until the Plan is approved by the Company’s shareholders in a manner that satisfies the requirements of Code section 162(m). Any Performance Grant issued prior to receiving shareholder approval is contingent upon approval of the Plan by the Company’s shareholders. If the second amendment and restatement of Plan is not approved by the shareholders by the 28th day of February, 2008, Performance Grants made pursuant to the second amended and restated version of this Section VI. shall immediately terminate. After each time this Section VI. of the Plan is disclosed to and approved by the Company’s shareholders, this Section VI shall again be disclosed to and reapproved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

VII.	MISCELLANEOUS

A.      Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, without reference to conflict of law principles thereof.

B.      No Trust Created. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Compensation Committee and any Participant, his designated beneficiary(ies), or any other person. Participant and the beneficiaries thereof have the status of general unsecured creditors of the Company. The Plan constitutes a mere promise by the Company to make benefit payments in the future. To the extent that any person acquires a right a receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the parties that the arrangements hereunder be unfunded for tax purposes and for purposes of Title I of ERISA.

C.      Offset Permitted. Notwithstanding any provision of the Plan to the contrary, the Company shall have the right to offset any payment to which Participant or beneficiary is entitled hereunder by the amount of any debt or other amount owed to the Company by the Participant at the time of such payment.

D.      Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax payable by the Company with respect to any Award under the Plan.

E.      Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

F.      Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

G.      Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan.

H.      No Fiduciary Relationship or Responsibility. The Plan is not subject to ERISA. Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

I.      Limits of Liability and Indemnity. Neither the Board nor the Compensation Committee, nor any members of either, nor any employees of the Company or its subsidiaries, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the

Board, the members of the Compensation Committee, and the employees of the Company and its subsidiaries with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Articles of Incorporation of the Company.

J.      Nonalienation of Benefits. No amounts payable under the Plan shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution. Any attempt to otherwise assign, pledge, encumber or alienate any rights or benefits hereunder by a Participant shall be void.

VIII. TERM,	TERMINATION AND AMENDMENT

The Plan shall remain in effect until terminated by the Compensation Committee. This Plan may be amended, modified, terminated or otherwise altered at any time and from time to time by the Compensation Committee without written consent of any Participant or beneficiary.

JOHNSON OUTDOORS INC. 2008 ANNUAL MEETING	Please Mark Here	☐
for Address Change or Comments
SEE REVERSE SIDE

Please mark vote in box in the following manner using dark ink only	☒

	For All	Withhold All	For All Except			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS By Holders of Class B common stock	☐	☐	☐	2.	Approve proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ discretionary Bonus Plan.	☐	☐	☐
Nominees
01 Helen P. Johnson-Leipold					The Board of Directors recommends a vote FOR Item 2.
02 Edward F. Lang
03 W.Lee McCollum				3.	Ratify the appointment of Ernst & Young LLP,	FOR	AGAINST	ABSTAIN
04 Thomas F. Pyle, Jr.					independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 3, 2008.	☐	☐	☐
(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) below.)					The Board of Directors recommends a vote FOR such appointment.

The Board of Directors recommends a vote FOR Item 1.				4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE
PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

JOHNSON OUTDOORS INC.
PROXY VOTING INSTRUCTION CARD

Signature	Signature	Date

NOTE: Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officer and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/jout		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.

CLASS B
COMMON STOCK	PROXY
JOHNSON OUTDOORS INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class B common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, February 28, 2008, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1, FOR APPROVAL TO AMEND AND RESTATE THE JOHNSON OUTDOORS INC. WORLDWIDE KEY EXECUTIVE’S DISCRETIONARY BONUS PLAN AND FOR RATIFICATION OF ERNST & YOUNG LLP.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

You can now access your JOHNSON OUTDOORS INC. account online.

Access your Johnson Outdoors Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer Agent for Johnson Outdoors Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.lasalleshareholderservices.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

JOHNSON OUTDOORS INC. 2008 ANNUAL MEETING	Please Mark Here	☐
for Address Change or Comments
SEE REVERSE SIDE

					Please mark vote in box in the following manner using dark ink only		☒
	For All	Withhold All	For All Except			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS By Holders of Class A common stock	☐	☐	☐	2.	Approve proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives’ discretionary Bonus Plan.	☐	☐	☐
Nominees
01 Terry E. London				The Board of Directors recommends a vote FOR Item 2.
02 John M. Fahey, Jr.
				3.	Ratify the appointment of Ernst & Young LLP, independent	FOR	AGAINST	ABSTAIN
					registered public accounting firm, as auditors of the Company for its fiscal year ending October 3, 2008.	☐	☐	☐
(Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) below.)				The Board of Directors recommends a vote FOR such appointment.

The Board of Directors recommends a vote FOR Item 1.				4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE
PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

JOHNSON OUTDOORS INC.
PROXY VOTING INSTRUCTION CARD

Signature	Signature	Date

NOTE: Note: Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign full corporate name by duly authorized officer and affix corporate seal, if any. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/jout		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.

CLASS A
COMMON STOCK	PROXY

JOHNSON OUTDOORS INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 28, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

JOHNSON OUTDOORS INC.

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated below, all shares of Class A common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, February 28, 2008, at 10:00 a.m. local time, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1, FOR APPROVAL TO AMEND AND RESTATE THE JOHNSON OUTDOORS INC. WORLDWIDE KEY EXECUTIVE’S DISCRETIONARY BONUS PLAN AND FOR RATIFICATION OF ERNST & YOUNG LLP.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

PLEASE VOTE, SIGN, DATE, DETACH AND MAIL THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù  FOLD AND DETACH HERE  Ù

You can now access your JOHNSON OUTDOORS INC. account online.

Access your Johnson Outdoors Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer Agent for Johnson Outdoors Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.lasalleshareholderservices.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time